Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated             , 2013 in the Registration Statement on Form F-1 and related Prospectus of Evogene Ltd., dated             , 2013.

Tel Aviv, Israel

            , 2013

KOST FORER GABBAY & KASIERER

A Member of EY Global

The foregoing report is in the form that will be signed upon completion of the 1-for-2 reverse share split described in Note 16(a) to the financial statements.

/s/ Kost Forer Gabbay & Kasierer

KOST FORER GABBAY & KASIERER

A Member of EY Global

Tel Aviv, Israel

October 11, 2013